UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 9, 2005

BEVERLY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9550	62-1691861

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

One Thousand Beverly Way
Fort Smith, Arkansas	72919

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code	(479) 201-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     Beverly Enterprises, Inc. held an Investor Day on January 18, 2005. The webcast of the Investor Day presentations will remain available on the Company’s website at www.beverlycorp.com until at least April 30, 2005.

     Certain portions of the Investor Day presentations are being presented to Company employees on February 9 and 11, 2005. The scripts for these presentations, which include the transcript of a short film presented on Investor Day and replayed for Company employees, and copies of the slides presented to Company employees are attached hereto as exhibits 99.1 through 99.4.

     Exhibit 99.5 hereto contains information regarding the directors, executive officers and certain other officers of the Company and their interests in the solicitation of proxies for the Company’s 2005 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits

     (a)     Exhibits

Exhibit No.	Exhibit

99.1	Script of presentations to employees of Beverly Enterprises, Inc. on February 9, 2005
99.2	Script of presentations to employees of Beverly Enterprises, Inc. on February 11, 2005
99.3	Slides presented to employees of Beverly Enterprises, Inc. on February 9, 2005
99.4	Slides to be presented to employees of Beverly Enterprises, Inc. on February 11, 2005
99.5	Information regarding participants in solicitation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2005	BEVERLY ENTERPRISES, INC.
	By:	/s/ Pamela H. Daniels
		Name:	Pamela H. Daniels
		Title:	Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Script of presentations to employees of Beverly Enterprises, Inc. on February 9, 2005
99.2	Script of presentations to employees of Beverly Enterprises, Inc. on February 11, 2005
99.3	Slides presented to employees of Beverly Enterprises, Inc. on February 9, 2005
99.4	Slides to be presented to employees of Beverly Enterprises, Inc. on February 11, 2005
99.5	Information regarding participants in solicitation